EXHIBIT 99

FOR IMMEDIATE RELEASE

TRISTATE CAPITAL’S 34% EPS GROWTH REFLECTS STRONG THIRD QUARTER 2018 PERFORMANCE BY
PRIVATE BANKING, COMMERCIAL BANKING AND INVESTMENT MANAGEMENT BUSINESSES

-- Organic balance sheet growth continues with average quarterly deposits up 27% and average quarterly loans up 21%, compared to the prior year period, while AUM grows 20% --

PITTSBURGH, October 17, 2018 - TriState Capital Holdings, Inc. (Nasdaq: TSC) reported financial results for the three months ended September 30, 2018, including continued expansion of its deposit franchise, profitable revenue growth driven by its private banking, commercial banking and investment management businesses, operating leverage improvement, and superior asset quality metrics.

The parent company of TriState Capital Bank and Chartwell Investment Partners reported diluted earnings per share (EPS) of $0.47 in the third quarter 2018, compared to $0.35 in the third quarter of 2017 and $0.48 in the second quarter of 2018. Net income available to common stockholders was $13.6 million in the third quarter of 2018, compared to $10.0 million in the prior year period and $13.8 million in the second quarter of 2018.

“TriState Capital has delivered double-digit annual EPS growth in 18 of 22 quarters as a public company, even as we build our business for the long term, consistently investing in talent, technology, relationships and the strategic expansion of a deposit franchise designed to fund robust organic loan growth,” Chairman and Chief Executive Officer James F. Getz said. “Profitable growth and positive momentum continued through the third quarter of 2018. Based on the new business pipeline for all three businesses, including our liquidity and treasury management offering, we expect to sustain revenue growth while continuing to benefit from cost-effective funding and incremental operating leverage in the fourth quarter and next year.”

THIRD QUARTER 2018 HIGHLIGHTS

•	Pre-tax income grew to $16.1 million, increasing 31.9% from the prior year period and 3.6% from the linked quarter.

•
Net interest income (NII) and non-interest income, excluding gains on investments, combined to generate total revenue of $41.6 million, increasing 17.8% from the prior year period and 0.7% from the linked quarter.

•	Average loans grew to $4.59 billion, up 21.3% from the same period last year and 4.9% from the linked quarter.

•	With growth outpacing loans, average deposits of $4.57 billion increased 27.0% from the same period last year and 11.6% from the linked quarter.

•
Investment performance across Chartwell’s equity and fixed income strategies attracted net inflows, as AUM grew to $9.87 billion at period end, up 20.4% compared to one year prior and 3.3% during the quarter.

REVENUE GROWTH
NII for the third quarter of 2018 was $28.8 million, increasing 22.1% from $23.6 million in the prior year quarter and in line with $28.8 million in the linked second quarter of 2018. Net interest margin (NIM) was 2.22% in the third quarter of 2018, compared to 2.27% in the prior year quarter and 2.38% in the linked quarter. Lower NIM was the result of higher funding costs from increased deposit volume, including from certificates of deposit. Third quarter growth in deposits outpaced loans in a rising rate environment, as TriState Capital strategically expands its deposit franchise in anticipation of continued organic loan growth.

Non-interest income grew to $12.8 million in the third quarter 2018, increasing 8.9% from $11.7 million in the prior year quarter and 2.0% from $12.5 million in the linked quarter.

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TriState Capital’s non-interest income, which represented 30.7% of total revenue in the third quarter of 2018, is largely made up of Chartwell investment management fees. On a stand-alone basis, Chartwell’s investment management fees grew to $9.9 million in the third quarter of 2018, increasing 7.0% from $9.3 million in the prior year quarter and 1.8% from $9.7 million in the linked quarter. Borrower-facing interest rate swap activity also generated $1.9 million in fees in the third quarter of 2018, compared to $1.4 million in the prior year quarter of 2017 and $1.9 million in the linked quarter.

Total revenue grew to $41.6 million in the third quarter of 2018, increasing 17.8% from $35.3 million in the prior year quarter and 0.7% from $41.3 million in the linked quarter.

OPERATING LEVERAGE
TriState Capital Bank’s efficiency ratio for the third quarter of 2018 was 52.86%, compared to 54.81% in the third quarter of 2017 and 50.49% in the linked quarter. The bank’s efficiency ratio for the first nine months of 2018 was 52.55%, versus 55.88% in the prior year period, as investments made in talent and building scale continue to increasingly drive revenue growth while building incremental operating leverage.

Third quarter 2018 non-interest expense was $25.7 million, compared to $22.8 million in the year-ago period and $25.3 million in the second quarter of 2018.

TriState Capital’s effective tax rate was 12.6% for the first nine months 2018, reflecting previously disclosed tax credit investments from the first half of the year that reduced the company’s estimated full-year tax liability. For full-year 2018, the company currently expects its effective tax rate to remain at or below the rate recorded for the first nine months of the year.

Net income available to common stockholders and EPS in the third quarter of 2018 reflected $679,000 payable for the company’s quarterly cash dividend on Series A Non-Cumulative Perpetual Preferred Stock.

BALANCE SHEET GROWTH
TriState Capital continued the strong organic growth on both sides of its balance sheet, expanding the number and depth of its relationships with middle-market commercial customers, as well as the high-net-worth clients the bank serves through registered investment advisors and other financial intermediaries in its national referral network.

Average loans totaled a record $4.59 billion in the third quarter of 2018, growing 21.3% from $3.79 billion in the prior year period and 4.9% from $4.38 billion in the linked quarter.

Loans at September 30, 2018 totaled $4.76 billion, growing $827.7 million, or 21.1%, from September 30, 2017 and $205.4 million, or 4.5%, from June 30, 2018. Private banking loans totaled $2.63 billion at September 30, 2018, increasing by $571.9 million, or 27.8%, from one year prior and $139.6 million, or 5.6%, from the end of the linked quarter. Commercial loans totaled $2.13 billion at September 30, 2018, increasing by $255.7 million, or 13.6%, from one year prior and $65.8 million, or 3.2%, from the end of the linked quarter.

Average deposits totaled $4.57 billion in the third quarter of 2018, growing 27.0% from $3.60 billion in the same period last year and 11.6% from $4.10 billion in the linked quarter. Deposits at September 30, 2018 totaled $4.75 billion, growing $984.7 million, or 26.1%, from September 30, 2017 and $313.4 million, or 7.1%, from June 30, 2018.

INTEREST RATE RISK MANAGEMENT
TriState Capital continues to manage an asset-sensitive balance sheet. At September 30, 2018, 92% of the company’s loan portfolio was floating rate and 26% of deposits were fixed-rate certificates of deposit. This positioning provides significant flexibility to manage interest rate risk in changing markets.

The bank’s yield on total loans averaged 4.19% during the third quarter of 2018, increasing 67 basis points from 3.52% in the prior year period and 10 basis points from 4.09% in the linked quarter.

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TriState Capital’s total cost of funds for all deposits and interest-bearing liabilities averaged 1.94% during the third quarter of 2018, compared to 1.21% in the same period last year and 1.67% in the linked quarter. The bank’s cost of total deposits averaged 1.92% during the third quarter of 2018, compared to 1.17% in the same period last year and 1.63% in the linked quarter.

INVESTMENT MANAGEMENT
Strong investment performance across Chartwell’s active equity and fixed income strategies contributed to net inflows and AUM growth in the third quarter of 2018. Chartwell grew total AUM to $9.87 billion at September 30, 2018, increasing 20.4% from $8.20 billion at September 30, 2017 and 3.3% from $9.55 billion at June 30, 2018.

Chartwell’s new business and new flows from existing accounts of $515 million and market appreciation of $172 million more than offset outflows of $376 million in the third quarter of 2018.

Chartwell’s weighted average fee rate was 0.41% at September 30, 2018. Investment management fees, on a stand-alone basis, grew to $9.9 million in the third quarter of 2018, increasing 7.0% from $9.3 million in the third quarter of 2017 and 1.8% from $9.7 million in the second quarter of 2018.

ASSET QUALITY
TriState Capital maintained strong asset quality metrics in the third quarter of 2018, reflecting the company’s disciplined credit culture and the expansion of its private banking non-purpose margin loans secured by marketable securities. Private banking loans comprised 55.2% of the total loan portfolio at September 30, 2018, while commercial real estate loans and commercial and industrial loans comprised 28.6% and 16.2% of total loans, respectively.

Non-performing assets (NPAs) declined to $5.8 million, or 0.10% of total assets, at September 30, 2018, compared to $10.5 million, or 0.23%, at September 30, 2017 and $6.0 million, or 0.11%, at June 30, 2018.

Non-performing loans (NPLs) declined to $2.3 million, or 0.05% of total loans, at September 30, 2018, compared to $6.9 million, or 0.18%, at September 30, 2017 and $2.4 million, or 0.05%, June 30, 2018.

Adverse-rated credits declined to $28.2 million, or 0.59% of total loans, at September 30, 2018, compared to $37.4 million, or 0.95%, at September 30, 2017 and $30.0 million, or 0.66%, at June 30, 2018.

Net charge-offs in the third quarter of 2018 were $1.5 million, or 0.13% of average total loans, consisting of a $2.1 million charge-off that was fully reserved, offset by $564,000 in recoveries. Net charge-offs were $272,000, or 0.03% of average total loans, in the year-ago quarter and net recoveries were $88,000 in the linked quarter.

TriState Capital recorded a credit to provision of $234,000 in the third quarter of 2018, as recoveries were offset by loan growth in the period. The company recorded provision expense of $283,000 in the third quarter of 2017 and $415,000 in the second quarter of 2018.

The company’s allowance for loan losses represented 0.29% of total loans at September 30, 2018, compared to 0.41% at September 30, 2017 and 0.34% at June 30, 2018, reflecting declining NPLs as well as the lower levels of provision required by the low risk profile of the bank’s growing proportion of private banking loans in its portfolio.

CAPITAL STRENGTH AND FLEXIBILITY
As of September 30, 2018, TriState Capital Holdings reported regulatory capital ratios of 11.89% for total risk-based capital, 11.57% for tier 1 risk-based capital, 10.52% for common equity tier 1 risk-based capital, and 7.53% for tier 1 leverage.

At its regular October 2018 meeting, TriState Capital’s board of directors approved additional share repurchases of up to $5 million, which may be made at the discretion of management from time to time. Under all authorizations, $5.4 million is available. During the nine months ended September 30, 2018, the company repurchased a total of 169,936 shares for approximately $4.6 million at an average cost of $26.97 per share.

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CONFERENCE CALL
As previously announced, TriState Capital will hold a conference call tomorrow to review its financial results and operating performance.

The live conference call on October 18 will be held at 8:30 a.m. ET. Telephone participants may avoid any delays by pre-registering for the call using the link http://dpregister.com/10125417 to receive a special dial-in number and PIN. Telephone participants who are unable to pre-register should dial in at least 10 minutes prior to the call and request the “TriState Capital earnings call.” The call may be accessed by dialing 888-339-0757 from the United States, 855-669-9657 from Canada, or 412-902-4194 from other international locations.

A replay of the call will be available approximately one hour after the end of the conference through October 25. The replay may be accessed by dialing 877-344-7529 from the United States, 855-669-9658 from Canada, or 412-317-0088 from other international locations, and entering the conference number 10125417.

ABOUT TRISTATE CAPITAL
TriState Capital Holdings, Inc. (Nasdaq: TSC) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary had $5.5 billion in assets, as of September 30, 2018, and serves middle-market commercial customers through regional representative offices in Pittsburgh, Philadelphia, Cleveland, Edison, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries. Its Chartwell Investment Partners subsidiary had $9.9 billion in assets under management, as of September 30, 2018, and serves as the advisor to The Berwyn Funds and Chartwell Mutual Funds. For more information, please visit http://investors.tristatecapitalbank.com.

FORWARD LOOKING STATEMENTS
This news release includes “forward-looking statements” in reliance on the safe-harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. The words “achieve,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “maintain,” “opportunity,” “plan,” “potential,” “project,” “sustain,” “target,” “trend,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” and similar expressions, among others, generally identify forward-looking statements. Examples of forward-looking statements include, without limitation, statements relating to TriState Capital’s future plans, objectives or goals and are based on current expectations, plans or forecasts. Such forward-looking statements are subject to risks, uncertainties and changed circumstances that are difficult to predict and are often beyond TriState Capital’s ability to control. Actual results or outcomes could differ materially from those currently anticipated, discussed or projected by forward-looking statements. Such risks and uncertainties include, but are not limited to:

•
those related to difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the markets in which TriState Capital operates and in which its loans are concentrated, including the effects of an increase in unemployment levels, slowdowns in economic growth and changes in demand for products or services or the value of assets under management;

•	TriState Capital's level of non-performing assets and the costs associated with resolving problem loans including litigation and other costs;

•	possible loan losses, impairment and the collectability of loans;

•	changes in market interest rates which may increase funding costs and/or reduce earning asset yields and thus reduce margin;

•
the impact of changes in interest rates on the credit quality and value of underlying securities collateral of the loan portfolio and the effect of such changes on the market value of TriState Capital's investment securities portfolio;

•
federal and state regulation, supervision and examination, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder, and potential expenses associated with complying with regulations;

•
TriState Capital's ability to comply with applicable capital and liquidity requirements (including the finalized Basel III capital standards), including our ability to generate liquidity internally or raise capital on favorable terms;

•	possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies, and similar organizations;

•	any impairment of TriState Capital's goodwill or other intangible assets;

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•	conditions in the financial markets that may limit TriState Capital's access to additional funding to meet its liquidity needs;

•	the success of TriState Capital's growth plans, including the successful integration of past and future acquisitions;

•
TriState Capital's ability to fully realize the cost savings and other benefits of its acquisitions, manage risks related to business disruption following those acquisitions, and customer disintermediation;

•	TriState Capital’s ability to develop and provide competitive products and services that appeal to its customers and target markets;

•	negative perceptions or publicity with respect to any products or services offered by TriState Capital;

•	fluctuations in the carrying value of Chartwell’s assets under management;

•	the relative and absolute investment performance of Chartwell’s investment products;

•	adverse judgments or other resolution of pending and future legal proceedings, and cost incurred in defending such proceedings;

•	system failure or breaches of TriState Capital's network security;

•	TriState Capital's ability to recruit and retain key employees;

•	Chartwell’s success in negotiating distribution arrangements and maintaining distribution channels for its products;

•	the failure by a key vendor to fulfill its obligations to TriState Capital;

•	the effects of problems encountered by other financial institutions that adversely affect TriState Capital or the banking industry generally;

•
the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability and man-made disasters including terrorist attacks;

•	possible changes in the speed of loan prepayments by TriState Capital's customers and loan origination or sales volumes;

•	regulatory limits on TriState Capital's ability to receive dividends from its subsidiaries and pay dividends to its preferred shareholders;

•	the effects of any reputation, credit, interest rate, market, operational, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above.

We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made, and TriState Capital disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of TriState Capital for any reason, except as specifically required by law. For further information about the factors that could affect TriState Capital’s future results, please see the company’s most-recent annual and quarterly reports filed on Form 10-K and Form 10-Q, and other documents the company files with the Securities and Exchange Commission from time to time.

NON-GAAP FINANCIAL DISCLOSURES
This news release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). Specifically, TriState Capital reviews and reports tangible common equity, tangible book value per common share, EBITDA, total revenue and efficiency ratio. Although TriState Capital believes these non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP. Where non-GAAP disclosures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found within this news release and accompanying tables.

###

MEDIA CONTACT
Jack Horner
267-932-8760, ext. 302
412-600-2295 (mobile)
jack@hornercom.com

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INVESTOR RELATIONS CONTACT
Casteel Schoenborn
Jeff Schoenborn
888-609-8351
TSC@csirfirm.com

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TRISTATE CAPITAL HOLDINGS, INC.
BALANCE SHEET DATA (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2018	2018	2017	2018	2017
Cash and cash equivalents	$186,535	$164,367	$136,579	$186,535	$136,579
Total investment securities	393,139	288,674	220,916	393,139	220,916
Loans held-for-investment	4,758,356	4,552,928	3,930,670	4,758,356	3,930,670
Allowance for loan losses	(13,583)	(15,321)	(15,979)	(13,583)	(15,979)
Loans held-for-investment, net	4,744,773	4,537,607	3,914,691	4,744,773	3,914,691
Goodwill and other intangibles, net	68,365	68,867	65,821	68,365	65,821
Other assets	180,476	174,421	158,006	180,476	158,006
Total assets	$5,573,288	$5,233,936	$4,496,013	$5,573,288	$4,496,013

Deposits	$4,754,588	$4,441,202	$3,769,870	$4,754,588	$3,769,870
Borrowings, net	262,365	264,814	279,162	262,365	279,162
Other liabilities	88,715	74,026	69,648	88,715	69,648
Total liabilities	5,105,668	4,780,042	4,118,680	5,105,668	4,118,680

Preferred stock	38,468	38,432	—	38,468	—
Common shareholders' equity	429,152	415,462	377,333	429,152	377,333
Total shareholders' equity	467,620	453,894	377,333	467,620	377,333

Total liabilities and shareholders' equity	$5,573,288	$5,233,936	$4,496,013	$5,573,288	$4,496,013

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TRISTATE CAPITAL HOLDINGS, INC.
INCOME STATEMENT DATA (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2018	2018	2017	2018	2017
Interest income:
Loans	$48,470	$44,614	$33,604	$132,111	$90,865
Investments	2,893	2,300	1,531	6,977	4,536
Interest-earning deposits	1,061	870	440	2,536	1,026
Total interest income	52,424	47,784	35,575	141,624	96,427

Interest expense:
Deposits	22,182	16,696	10,604	52,279	25,813
Borrowings	1,423	2,297	1,366	5,473	4,060
Total interest expense	23,605	18,993	11,970	57,752	29,873
Net interest income	28,819	28,791	23,605	83,872	66,554
Provision (credit) for loan losses	(234)	415	283	376	1,042
Net interest income after provision for loan losses	29,053	28,376	23,322	83,496	65,512
Non-interest income:
Investment management fees	9,828	9,686	9,214	28,422	27,684
Service charges on deposits	146	140	96	420	287
Net gain on the sale and call of debt securities	—	1	15	6	254
Swap fees	1,881	1,937	1,391	5,066	3,708
Commitment and other loan fees	373	331	423	1,036	1,240
Other income	523	407	567	1,392	1,654
Total non-interest income	12,751	12,502	11,706	36,342	34,827
Non-interest expense:
Compensation and employee benefits	16,967	15,742	14,683	48,177	42,798
Premises and occupancy costs	1,432	1,264	1,257	3,986	3,763
Professional fees	889	1,554	968	3,538	2,642
FDIC insurance expense	1,053	1,134	1,121	3,333	3,074
General insurance expense	278	242	245	767	805
State capital shares tax	485	484	398	1,396	1,148
Travel and entertainment expense	986	1,006	828	2,638	2,190
Intangible amortization expense	502	502	463	1,465	1,388
Other operating expenses	3,094	3,390	2,849	9,554	7,946
Total non-interest expense	25,686	25,318	22,812	74,854	65,754
Income before tax	16,118	15,560	12,216	44,984	34,585
Income tax expense	1,807	968	2,184	5,680	8,640
Net income	$14,311	$14,592	$10,032	$39,304	$25,945
Preferred stock dividends on Series A	679	762	—	1,441	—
Net income available to common shareholders	$13,632	$13,830	$10,032	$37,863	$25,945

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TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2018	2018	2017	2018	2017
Per share and share data:
Earnings per common share:
Basic	$0.49	$0.50	$0.36	$1.37	$0.94
Diluted	$0.47	$0.48	$0.35	$1.31	$0.90
Book value per common share	$14.84	$14.35	$13.17	$14.84	$13.17
Tangible book value per common share (1)	$12.47	$11.97	$10.88	$12.47	$10.88
Common shares outstanding, at end of period	28,920,978	28,947,883	28,642,573	28,920,978	28,642,573
Weighted average common shares outstanding:
Basic	27,588,607	27,628,120	27,515,923	27,603,784	27,581,229
Diluted	28,949,924	28,848,969	28,659,990	28,849,926	28,721,747

Performance ratios:
Return on average assets (2)	1.01%	1.09%	0.92%	1.00%	0.83%
Return on average common equity (2)	12.78%	13.57%	10.69%	12.36%	9.52%
Net interest margin (2) (3)	2.22%	2.38%	2.27%	2.31%	2.25%
Total revenue (1)	$41,570	$41,292	$35,296	$120,208	$101,127
Bank efficiency ratio (1)	52.86%	50.49%	54.81%	52.55%	55.88%
Non-interest expense to average assets (2)	1.90%	2.00%	2.09%	1.98%	2.11%

Asset quality:
Non-performing loans	$2,269	$2,437	$6,936	$2,269	$6,936
Non-performing assets	$5,845	$6,013	$10,517	$5,845	$10,517
Other real estate owned	$3,576	$3,576	$3,581	$3,576	$3,581
Non-performing assets to total assets	0.10%	0.11%	0.23%	0.10%	0.23%
Non-performing loans to total loans	0.05%	0.05%	0.18%	0.05%	0.18%
Allowance for loan losses to loans	0.29%	0.34%	0.41%	0.29%	0.41%
Allowance for loan losses to non-performing loans	598.63%	628.68%	230.38%	598.63%	230.38%
Net charge-offs (recoveries)	$1,504	$(88)	$272	$1,210	$3,825
Net charge-offs (recoveries) to average total loans (2)	0.13%	(0.01)%	0.03%	0.04%	0.14%

Capital ratios:
Tier 1 leverage ratio	7.53%	7.68%	7.40%	7.53%	7.40%
Common equity tier 1 risk-based capital ratio	10.52%	10.94%	11.14%	10.52%	11.14%
Tier 1 risk-based capital ratio	11.57%	12.06%	11.14%	11.57%	11.14%
Total risk-based capital ratio	11.89%	12.66%	11.80%	11.89%	11.80%

Investment Management Segment:
Assets under management	$9,865,000	$9,554,000	$8,195,000	$9,865,000	$8,195,000
EBITDA (1)	$1,867	$1,627	$1,648	$5,010	$5,815

(1)
These measures are not measures recognized under GAAP and are therefore considered to be non-GAAP financial measures. See “Non-GAAP Financial Measures” for a reconciliation of these measures to their most directly comparable GAAP measures.

(2)	Ratios are annualized.

(3)	Net interest margin is calculated on a fully taxable equivalent basis.

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TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$207,346	$1,015	1.94%	$186,009	$842	1.82%	$131,115	$420	1.27%
Federal funds sold	9,563	46	1.91%	6,650	28	1.69%	6,845	20	1.16%
Debt securities available-for-sale	236,053	1,836	3.09%	181,718	1,356	2.99%	132,166	697	2.09%
Debt securities held-to-maturity	76,341	699	3.63%	72,166	678	3.77%	60,220	631	4.16%
Equity securities	11,219	71	2.51%	8,620	64	2.98%	8,575	63	2.91%
FHLB stock	11,342	314	10.98%	19,061	230	4.84%	12,582	200	6.31%
Total loans	4,594,755	48,470	4.19%	4,378,514	44,614	4.09%	3,787,231	33,604	3.52%
Total interest-earning assets	5,146,619	52,451	4.04%	4,852,738	47,812	3.95%	4,138,734	35,635	3.42%
Other assets	223,996			213,320			194,405
Total assets	$5,370,615			$5,066,058			$4,333,139

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$657,402	$3,267	1.97%	$604,324	$2,576	1.71%	$371,526	$1,173	1.25%
Money market deposit accounts	2,506,334	12,428	1.97%	2,319,320	9,722	1.68%	2,021,755	6,263	1.23%
Certificates of deposit	1,155,888	6,487	2.23%	928,210	4,398	1.90%	1,003,280	3,168	1.25%
Borrowings:
FHLB borrowings	221,576	853	1.53%	418,187	1,743	1.67%	271,304	790	1.16%
Line of credit borrowings	1,277	16	4.97%	—	—	—%	2,571	22	3.39%
Subordinated notes payable, net	34,832	554	6.31%	34,781	554	6.39%	34,629	554	6.35%
Total interest-bearing liabilities	4,577,309	23,605	2.05%	4,304,822	18,993	1.77%	3,705,065	11,970	1.28%
Noninterest-bearing deposits	253,033			245,412			205,368
Other liabilities	78,802			68,491			50,332
Shareholders' equity	461,471			447,333			372,374
Total liabilities and shareholders' equity	$5,370,615			$5,066,058			$4,333,139

Net interest income (1)		$28,846			$28,819			$23,665
Net interest spread			1.99%			2.18%			2.14%
Net interest margin (1)			2.22%			2.38%			2.27%

(1)	Interest income and net interest margin are calculated on a fully taxable equivalent basis.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Nine Months Ended September 30,
	2018			2017
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$181,368	$2,436	1.80%	$121,640	$981	1.08%
Federal funds sold	7,761	100	1.72%	6,501	45	0.93%
Debt securities available-for-sale	187,041	4,150	2.97%	145,169	2,215	2.04%
Debt securities held-to-maturity	69,217	1,973	3.81%	58,744	1,845	4.20%
Equity securities	9,498	200	2.82%	8,496	207	3.26%
FHLB stock	14,856	738	6.64%	13,803	450	4.36%
Total loans	4,381,057	132,111	4.03%	3,619,679	90,865	3.36%
Total interest-earning assets	4,850,798	141,708	3.91%	3,974,032	96,608	3.25%
Other assets	215,388			189,483
Total assets	$5,066,186			$4,163,515

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$576,032	$7,464	1.73%	$298,631	$2,295	1.03%
Money market deposit accounts	2,369,910	30,263	1.71%	1,951,258	15,511	1.06%
Certificates of deposit	1,021,248	14,552	1.91%	954,352	8,007	1.12%
Borrowings:
FHLB borrowings	316,264	3,743	1.58%	307,143	2,360	1.03%
Line of credit borrowings	2,202	69	4.19%	1,375	39	3.79%
Subordinated notes payable, net	34,781	1,661	6.38%	34,579	1,661	6.42%
Total interest-bearing liabilities	4,320,437	57,752	1.79%	3,547,338	29,873	1.13%
Noninterest-bearing deposits	242,325			206,063
Other liabilities	68,064			45,596
Shareholders' equity	435,360			364,518
Total liabilities and shareholders' equity	$5,066,186			$4,163,515

Net interest income (1)		$83,956			$66,735
Net interest spread			2.12%			2.12%
Net interest margin (1)			2.31%			2.25%

(1)	Interest income and net interest margin are calculated on a fully taxable equivalent basis.

TRISTATE CAPITAL HOLDINGS, INC.
LOAN COMPOSITION (UNAUDITED)

	September 30, 2018		June 30, 2018		September 30, 2017
(Dollars in thousands)	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans
Private banking loans	$2,627,749	55.2%	$2,488,162	54.6%	$2,055,808	52.3%
Middle-market banking loans:
Commercial and industrial	771,546	16.2%	741,901	16.3%	648,720	16.5%
Commercial real estate	1,359,061	28.6%	1,322,865	29.1%	1,226,142	31.2%
Total middle-market banking loans	2,130,607	44.8%	2,064,766	45.4%	1,874,862	47.7%
Loans held-for-investment	$4,758,356	100.0%	$4,552,928	100.0%	$3,930,670	100.0%

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
STATEMENT OF INCOME BY REPORTABLE SEGMENT (UNAUDITED)

	Three Months Ended September 30, 2018				Three Months Ended September 30, 2017
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$52,354	$—	$70	$52,424	$35,512	$—	$63	$35,575
Interest expense	23,038	—	567	23,605	11,398	—	572	11,970
Net interest income (loss)	29,316	—	(497)	28,819	24,114	—	(509)	23,605
Provision (credit) for loan losses	(234)	—	—	(234)	283	—	—	283
Net interest income (loss) after provision for loan losses	29,550	—	(497)	29,053	23,831	—	(509)	23,322
Non-interest income:
Investment management fees	—	9,914	(86)	9,828	—	9,265	(51)	9,214
Net gain on the sale and call of debt securities	—	—	—	—	15	—	—	15
Other non-interest income	2,850	—	73	2,923	2,477	—	—	2,477
Total non-interest income	2,850	9,914	(13)	12,751	2,492	9,265	(51)	11,706
Non-interest expense:
Intangible amortization expense	—	502	—	502	—	463	—	463
Other non-interest expense	17,002	8,173	9	25,184	14,575	7,747	27	22,349
Total non-interest expense	17,002	8,675	9	25,686	14,575	8,210	27	22,812
Income (loss) before tax	15,398	1,239	(519)	16,118	11,748	1,055	(587)	12,216
Income tax expense (benefit)	1,676	282	(151)	1,807	1,987	435	(238)	2,184
Net income (loss)	$13,722	$957	$(368)	$14,311	$9,761	$620	$(349)	$10,032

TRISTATE CAPITAL HOLDINGS, INC.
STATEMENT OF INCOME BY REPORTABLE SEGMENT (UNAUDITED)

	Nine Months Ended September 30, 2018				Nine Months Ended September 30, 2017
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$141,424	$—	$200	$141,624	$96,220	$—	$207	$96,427
Interest expense	56,027	—	1,725	57,752	28,183	—	1,690	29,873
Net interest income (loss)	85,397	—	(1,525)	83,872	68,037	—	(1,483)	66,554
Provision for loan losses	376	—	—	376	1,042	—	—	1,042
Net interest income (loss) after provision for loan losses	85,021	—	(1,525)	83,496	66,995	—	(1,483)	65,512
Non-interest income:
Investment management fees	—	28,621	(199)	28,422	—	27,843	(159)	27,684
Net gain on the sale and call of debt securities	6	—	—	6	254	—	—	254
Other non-interest income	7,875	1	38	7,914	6,888	1	—	6,889
Total non-interest income	7,881	28,622	(161)	36,342	7,142	27,844	(159)	34,827
Non-interest expense:
Intangible amortization expense	—	1,465	—	1,465	—	1,388	—	1,388
Other non-interest expense	49,011	23,988	390	73,389	41,868	22,398	100	64,366
Total non-interest expense	49,011	25,453	390	74,854	41,868	23,786	100	65,754
Income (loss) before tax	43,891	3,169	(2,076)	44,984	32,269	4,058	(1,742)	34,585
Income tax expense (benefit)	5,485	786	(591)	5,680	7,734	1,587	(681)	8,640
Net income (loss)	$38,406	$2,383	$(1,485)	$39,304	$24,535	$2,471	$(1,061)	$25,945

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES

The information set forth above contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are “tangible common equity,” “tangible book value per common share,” “EBITDA,” “total revenue,” and “efficiency ratio.” Although we believe these non-GAAP financial measures provide a greater understanding of our business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

“Tangible common equity” is defined as common shareholders’ equity reduced by intangible assets, including goodwill. We believe this measure is important to management and investors to better understand and assess changes from period to period in common shareholders’ equity exclusive of changes in intangible assets. Intangible assets are created when we buy businesses which add relationships and revenue to our Company. Intangible assets have the effect of increasing both equity and assets, while not increasing our tangible equity or tangible assets.

“Tangible book value per common share” is defined as common shareholders’ equity reduced by intangible assets, including goodwill, divided by common shares outstanding. We believe this measure is important to many investors who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets.

“EBITDA” is defined as net income before interest expense, income taxes, depreciation and amortization expenses. We use EBITDA particularly to assess the strength of our investment management business. We believe this measure is important because it allows management and investors to better assess our investment management performance in relation to our core operating earnings, excluding certain non-cash items and the volatility that is associated with certain discrete items that are unrelated to our core business.

“Total revenue” is defined as net interest income and non-interest income, excluding gains and losses on the sale and call of debt securities. We believe adjustments made to our operating revenue allow management and investors to better assess our operating revenue by removing the volatility that is associated with certain items that are unrelated to our core business.

“Efficiency ratio” is defined as non-interest expense divided by our total revenue. We believe this measure, particularly at the Bank, allows management and investors to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items that are unrelated to our core business.

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	September 30,	June 30,	September 30,
(Dollars in thousands, except per share data)	2018	2018	2017
Tangible book value per common share:
Common shareholders' equity	$429,152	$415,462	$377,333
Less: intangible assets	68,365	68,867	65,821
Tangible common equity	$360,787	$346,595	$311,512
Common shares outstanding	28,920,978	28,947,883	28,642,573
Tangible book value per common share	$12.47	$11.97	$10.88

EXHIBIT 99

INVESTMENT MANAGEMENT SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2018	2018	2017	2018	2017
Investment Management EBITDA:
Net income	$957	$723	$620	$2,383	$2,471
Interest expense	—	—	—	—	—
Income taxes expense	282	277	435	786	1,587
Depreciation expense	126	125	130	376	369
Intangible amortization expense	502	502	463	1,465	1,388
EBITDA	$1,867	$1,627	$1,648	$5,010	$5,815

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2018	2018	2017	2018	2017
Total revenue:
Net interest income	$28,819	$28,791	$23,605	$83,872	$66,554
Total non-interest income	12,751	12,502	11,706	36,342	34,827
Less: net gain on the sale and call of debt securities	—	1	15	6	254
Total revenue	$41,570	$41,292	$35,296	$120,208	$101,127

BANK SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2018	2018	2017	2018	2017
Bank total revenue:
Net interest income	$29,316	$29,280	$24,114	$85,397	$68,037
Total non-interest income	2,850	2,850	2,492	7,881	7,142
Less: net gain on the sale and call of debt securities	—	1	15	6	254
Bank total revenue	$32,166	$32,129	$26,591	$93,272	$74,925

Bank efficiency ratio:
Total non-interest expense (numerator)	$17,002	$16,223	$14,575	$49,011	$41,868
Total revenue (denominator)	$32,166	$32,129	$26,591	$93,272	$74,925
Bank efficiency ratio	52.86%	50.49%	54.81%	52.55%	55.88%